Exhibit (16)
POWER OF ATTORNEY
The undersigned officer or Board member of BNY Mellon ETF Trust II (the "Trust") hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and James Windels, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Trust's Registration Statements on Form N-14 (and any and all amendments, including post-effective amendments, thereto) relating to any and all of the transactions listed below, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

•	Reorganization of BNY Mellon Corporate Bond Fund, a series of BNY Mellon Funds Trust, into BNY Mellon Core Plus ETF, a newly created series of the Trust;
•	Reorganization of BNY Mellon Intermediate Bond Fund, a series of BNY Mellon Funds Trust, into BNY Mellon Active Core Bond ETF, a newly created series of the Trust;
•	Reorganization of BNY Mellon National Short-Term Municipal Bond Fund, a series of BNY Mellon Funds Trust, into BNY Mellon Municipal Short Duration ETF, a newly created series of the Trust;
•	Reorganization of BNY Mellon National Intermediate Municipal Bond Fund, a series of BNY Mellon Funds Trust, into BNY Mellon Municipal Intermediate ETF, a newly created series of the Trust; and
•	Reorganization of BNY Mellon Municipal Opportunities Fund, a series of BNY Mellon Funds Trust, into BNY Mellon Municipal Opportunities ETF, a newly created series of the Trust.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signatures	Title	Date

/s/ David DiPetrillo	President (Principal Executive Officer)	August 12, 2025
David DiPetrillo

/s/ James Windels	Treasurer (Principal Financial and	August 12, 2025
James Windels	Accounting Officer)

/s/ J. Charles Cardona	Chairman of the Board	August 12, 2025
J. Charles Cardona

/s/ Kristen M. Dickey	Board Member	August 12, 2025
Kristen M. Dickey

/s/ F. Jack Liebau, Jr.	Board Member	August 12, 2025
F. Jack Liebau, Jr.

/s/ Jill I. Mavro	Board Member	August 12, 2025
Jill I. Mavro

/s/ Kevin W. Quinn	Board Member	August 12, 2025
Kevin W. Quinn

/s/ Stacy L. Schaus	Board Member	August 12, 2025
Stacy L. Schaus